UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 17, 2016

Steadfast Apartment REIT III, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-207952	47-4871012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California 92612 (Address of principal executive offices)

(949) 852-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
The information set forth under Items 2.01 and 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.
Acquisition of Bristol Village Apartments
On November 17, 2016 (the “Closing Date”), Steadfast Apartment REIT III, Inc. (the “Company”), through STAR III Bristol Village, LLC (“STAR III Bristol Village”), an indirect wholly-owned subsidiary of the Company, acquired from an unaffiliated third-party seller a fee simple interest in a 240-unit multifamily residential community located in Aurora, Colorado, commonly known as Bristol Village Apartments (the “Bristol Village Property”). On the Closing Date, Steadfast Asset Holdings, Inc., an affiliate of the Advisor (as defined below), assigned to STAR III Bristol Village the Agreement for Purchase and Sale of Real Estate, dated October 7, 2016, as amended, for the purchase of the Bristol Village Property.

STAR III Bristol Village acquired the Bristol Village Property for an aggregate purchase price of $47,400,000, exclusive of closing costs. STAR III Bristol Village financed the acquisition of the Bristol Village Property with a combination of (1) proceeds from the Company’s ongoing public offering and (2) a loan in the aggregate principal amount of $35,016,000 (the “Bristol Village Loan”) from Berkeley Point Capital LLC (the “Lender”), pursuant to the requirements of the Fannie Mae structured ARM conventional product line, as evidenced by the Multifamily Loan and Security Agreement (the “Loan Agreement”) and the Multifamily Note (the “Note” and, together with the Loan Agreement, the Mortgage, the Environmental Indemnity and the Guaranty, each described in Item 2.03 below, the “Loan Documents”). For additional information on the terms of the Bristol Village Loan, see Item 2.03 below.

The Bristol Village Property was constructed in 2003 and consists of 10 three-story garden-style apartment buildings, a leasing office and 10 garage buildings situated on an approximately 11-acre site. The Bristol Village Property is comprised of 96 one-bedroom, 138 two-bedroom and 6 three-bedroom apartment homes that average 901 square feet with an average monthly rent of $1,266. Apartment amenities at the Bristol Village Property include open kitchens, central air conditioning, 9-foot ceilings, separate dining area and breakfast bar, full-size washer and dryer in most units, large closets and soaking tubs. Property amenities at the Bristol Village Property include a heated year-round pool, a hot tub, a 24-hour fitness center, a clubhouse, complimentary Wi-Fi in the clubhouse area, a BBQ area, a business center and KeyFob entry into buildings. As of November 9, 2016, the Bristol Village Property was approximately 95.8% occupied.

An acquisition fee of approximately $975,000 was earned by Steadfast Apartment Advisor III, LLC (the “Advisor”) in connection with the acquisition of the Bristol Village Property.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Management of the Bristol Village Property
On the Closing Date, STAR III Bristol Village and Steadfast Management Company, Inc. (“Steadfast Management”), an affiliate of the Advisor, entered into a Property Management Agreement (the “Management Agreement”) under which Steadfast Management serves as the exclusive manager and leasing agent of the Bristol Village Property. Pursuant to the Management Agreement, STAR III Bristol Village pays Steadfast Management a monthly management fee in an amount equal to 3% of the Bristol Village Property’s gross collections at the property for such month. In addition, the property manager may earn an incentive management fee equal to 1% of gross collections based on performance metrics as described in the Management Agreement.

The Management Agreement has an initial term that expires on November 17, 2017, and will continue thereafter on a month-to-month basis unless either party gives 60-days prior written notice of its desire to terminate the Management Agreement. Upon termination by STAR III Bristol Village without cause and 60-days prior written notice, a termination fee applies as described in the Management Agreement. STAR III Bristol Village may terminate the Management Agreement at any time upon 30-days prior written notice to Steadfast Management in the event of the gross negligence, willful misconduct or bad acts of Steadfast Management or any of Steadfast Management’s employees. Either party may terminate the Management Agreement due to a material breach of the other party’s obligations under the Management Agreement that remains uncured for 30 days after notification of such breach.

On the Closing Date, STAR III Bristol Village also entered into a Construction Management Services Agreement (the “Construction Services Agreement”) with Pacific Coast Land & Construction, Inc. (“PCL”), an affiliate of the Advisor. Pursuant to the Construction Services Agreement, PCL will provide construction management services with respect to capital improvements and renovations to be undertaken from time to time at the Bristol Village Property, for which it will be paid a construction management fee in an amount equal to 6% of the total cost of the improvements and renovations (as defined in the Construction Services Agreement). In addition to the construction management fee, if PCL provides additional staffing for an improvement or renovations, STAR III Bristol Village shall reimburse PCL for all costs associated with such staffing. The Construction Services Agreement may be terminated by either party with 30-days prior written notice to the other party.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of the Bristol Village Property, STAR III Bristol Village borrowed $35,016,000 from the Lender pursuant to the Loan Documents. The Bristol Village Loan has a 120-month term with a maturity date of December 1, 2026 (the “Maturity Date”). STAR III Bristol Village paid a loan origination fee of $175,080 to the Lender in connection with the Bristol Village Loan.

Beginning January 1, 2017, and continuing until the Maturity Date, monthly interest on the outstanding principal balance of the Bristol Village Loan accrues at the one-month London Interbank Offered Rate (LIBOR) plus 2.52%, and is due and payable on the first date of each month, as further described in the Loan Agreement. Beginning January 1, 2022 and continuing until the Maturity Date, a monthly payment of principal and interest is due and payable on the first date of each month, as further described in the Note. The entire outstanding principal balance and any accrued and unpaid interest on the Bristol Village Loan is due and payable in full on the Maturity Date.

STAR III Bristol Village may voluntarily prepay the Bristol Village Loan and related sums due to the Lender following the first year of the Bristol Village Loan, provided that STAR III Bristol Village provides the Lender with prior notice of such prepayment and pays a prepayment fee, all in accordance with the terms of the Loan Agreement.

The performance of the obligations of STAR III Bristol Village under the Bristol Village Loan is secured by a Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing with respect to the Bristol Village Property (the “Mortgage”). Additionally, pursuant to an Assignment of Management Agreement, STAR III Bristol Village assigned all of its rights under the Management Agreement to the Lender upon an event of default under any of the Loan Documents.

In connection with the acquisition of the Bristol Village Property, STAR III Bristol Village also entered into an Environmental Indemnity Agreement (the “Environmental Indemnity”), pursuant to which STAR III Bristol Village agreed to indemnify, defend and hold harmless the Lender and certain other parties identified in the Environmental Indemnity, from and against any actions, damages, claims or other liabilities that the Lender or such other parties may suffer or incur as a result of, among other things, (1) the actual or alleged presence of certain hazardous substances on or under the Bristol Village Property or any other property from which hazardous materials derived or allegedly derived from the Bristol Village Property, (2) any actual or alleged violation of any environmental laws applicable to the Bristol Village Property, (3) any breach of any representation or warranty made in the Environmental Indemnity by STAR III Bristol Village, (4) any failure by STAR III Bristol Village to perform any of its obligations under the Environmental Indemnity, (5) any remedial work as defined in the Environmental Indemnity or (6) the existence or alleged existence of any prohibited activity or condition as defined in the Environmental Indemnity.

The Company entered into a Guaranty of Non-Recourse Obligations (the “Guaranty”) in connection with the Bristol Village Loan. The Company absolutely, unconditionally and irrevocably guarantees to the Lender the full and prompt payment and performance when due of all amounts for which STAR III Bristol Village is personally liable under the Loan Documents, in addition to all costs and expenses incurred by the Lender in enforcing such Guaranty.

The material terms of the agreements described above are qualified in their entirety by the agreements attached as Exhibits 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On November 22, 2016, the Company distributed a press release announcing the acquisition of the Bristol Village Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

Because it is impracticable to provide the required financial statements for the acquisition of the real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Company hereby confirms that the required financial statements will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the deadline for filing this Current Report on Form 8-K.
(b) Pro Forma Financial Information.

See Paragraph (a) above.
(d) Exhibits.

Exhibit	Description

10.1
Agreement for Purchase and Sale of Real Estate, made and entered into as of October 7, 2016, by and between Steadfast Asset Holdings, Inc. and Bristol Village Apartments, LLC, with Fidelity National Title Insurance Company as the title company

10.2	Assignment and Assumption of Purchase Agreement, dated as of November 17, 2016, by and between Steadfast Asset Holdings, Inc. and STAR III Bristol Village, LLC

10.3	Property Management Agreement, entered into as of November 17, 2016, by and between Steadfast Management Company, Inc. and STAR III Bristol Village, LLC

10.4	Construction Management Services Agreement, entered into as of November 17, 2016, by and between STAR III Bristol Village, LLC and Pacific Coast Land & Construction, Inc.

10.5	Multifamily Note, made as of November 17, 2016, by STAR III Bristol Village, LLC, in favor of Berkeley Point Capital LLC

10.6	Multifamily Loan and Security Agreement, made as of November 17, 2016, by and between STAR III Bristol Village, LLC and Berkeley Point Capital LLC

10.7
Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 17, 2016, by STAR III Bristol Village, LLC to the Public Trustee of Arapahoe County for the benefit of Berkeley Point Capital LLC

10.8	Environmental Indemnity Agreement, dated as of November 17, 2016, by STAR III Bristol Village, LLC to and for the benefit of Berkeley Point Capital LLC

10.9	Guaranty of Non-Recourse Obligations, dated as of November 17, 2016, by Steadfast Apartment REIT III, Inc. to and for the benefit of Berkeley Point Capital LLC

10.10	Assignment of Management Agreement, dated as of November 17, 2016, by and among STAR III Bristol Village, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc.

99.1	Press release, dated November 22, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT III, INC.

Date:	November 22, 2016	By:	/s/ Kevin J. Keating
Kevin J. Keating
Treasurer